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                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant |X|       Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12 |_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               RS INVESTMENT TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

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                               RS INVESTMENT TRUST
                                388 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                                                                   June 23, 2003

Dear Shareholder:

     You are cordially invited to attend a Meeting of Shareholders of The Contrarian Fund(TM), a series of shares of RS Investment Trust, to be held on July 15, 2003 at 8:30 a.m. (Pacific Time) at the offices of RS Investment Trust at 388 Market Street, 17th Floor, San Francisco, California 94111. At the Meeting, shareholders will be asked to approve 1) changes to the investment objective and strategies of the Fund and 2) changes to the fundamental investment restrictions of the Fund.

     Although the Trustees would like very much to have each shareholder attend the Meeting, they realize that this is not possible. Whether or not you plan to be present at the Meeting, your vote is needed. Please complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed for this purpose.

     We look forward to seeing you at the Meeting or receiving your proxy card so your shares may be voted at the Meeting.

                                              Sincerely yours,

                                              /s/ G. Randall Hecht
                                              G. RANDALL HECHT
                                              PRESIDENT

SHAREHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE SO AS TO BE REPRESENTED AT THE MEETING.

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                               RS INVESTMENT TRUST

                             THE CONTRARIAN FUND(TM)

                                   -----------

                        Notice of Meeting of Shareholders

                                   -----------


     A Meeting of Shareholders of The Contrarian Fund(TM) will be held at the offices of RS Investment Trust at 388 Market Street, 17th Floor, San Francisco, California 94111, on July 15, 2003 at 8:30 a.m. (Pacific Time), for the following purposes:

     1. To approve or disapprove changes to the investment objective and strategies of the Fund.

     2. To approve or disapprove changes to the fundamental investment restrictions of the Fund.

     3. To consider and act upon such other matters as may properly come before the Meeting.

     Shareholders of record as of the close of business on June 10, 2003 are entitled to notice of and to vote at the Meeting.

                                              By order of the Trustees

                                              STEVEN COHEN
                                              SECRETARY


June 23, 2003

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                               RS INVESTMENT TRUST
                                388 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94111

                                   -----------

                                 Proxy Statement

                                   -----------

     The enclosed proxy is solicited by the Board of Trustees of RS Investment Trust (the "Trust") for use at the Meeting of Shareholders of The Contrarian Fund(TM) to be held at the offices of the Trust, 388 Market Street, 17th Floor, San Francisco, California 94111, at 8:30 a.m. (Pacific Time), on July 15, 2003, and at any adjournment thereof. Shareholders of record at the close of business on June 10, 2003 (the "Record Date") are entitled to vote at the Meeting or any adjourned session. These proxy materials are first being made available to shareholders on or about June 23, 2003.

     Shares represented by duly executed proxies will be voted in accordance with the specification made. If no specification is made, shares will be voted in accordance with the recommendation of the Board of Trustees. You may revoke a proxy at any time before it is exercised by sending or delivering a written revocation to the Secretary of the Trust (which will be effective when it is received by the Secretary), by properly executing and delivering a later-dated proxy, or by attending the Meeting, requesting return of your proxy, and voting in person.

     THE TRUST WILL FURNISH TO YOU UPON REQUEST, WITHOUT CHARGE, A COPY OF THE TRUST'S ANNUAL REPORT FOR 2002, WHICH INCLUDES THE 2002 ANNUAL REPORT FOR THE CONTRARIAN FUND(TM). PLEASE DIRECT ANY SUCH REQUEST BY TELEPHONE TO THE TRUST AT 1-800-766-FUND OR BY WRITING TO THE SECRETARY OF THE TRUST AT 388 MARKET STREET, SAN FRANCISCO, CALIFORNIA 94111. YOU MAY ALSO DOWNLOAD THE TRUST'S ANNUAL REPORT DIRECTLY FROM THE TRUST'S WEBSITE, WWW.RSINVESTMENTS.COM.

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        I. PROPOSED CHANGES TO INVESTMENT OBJECTIVE AND STRATEGIES OF THE
                               CONTRARIAN FUND(TM)

     The Board of Trustees has approved changes to the investment objective and strategies of The Contrarian Fund(TM) (the "Fund"), and is recommending to shareholders that they approve the changes. The purpose of the changes is principally to reflect the investment approach of the professionals within the Value Group at RS Investment Management, L.P. ("RS Investments") who manage the Fund.

     BACKGROUND. From its inception, the Fund has had a broad investment mandate, permitting the Fund to invest in companies of any size, anywhere in the world. For much of the Fund's existence, its investment policies contemplated that the Fund might enter into derivatives transactions, sell securities short, and generally use those and other investment techniques to position the Fund to respond aggressively to actual or anticipated changes in market or economic developments, and developments affecting particular companies.

     In more recent periods, the Fund's investment strategies have been revised to reflect the investment approach of RS Investments' Value Group. The Value Group uses an intensive, valuation-driven investment approach. It generally emphasizes investments in small and mid-cap companies. Although the Value Group analyzes companies around the world, it tends to focus its efforts on investments in the United States.

     The Fund no longer lists among its principal investment strategies the use of derivatives or short selling, but rather invests almost exclusively in common stocks of undervalued companies. Because of its focus on undervalued companies, the Fund's portfolio nonetheless retains its "contrarian" character - often investing in companies that are out of favor or have been overlooked by other investors.

PROPOSAL: CHANGES TO INVESTMENT OBJECTIVE AND STRATEGIES OF THE FUND

     RS Investments proposed to the Board of Trustees of the Trust in May 2003 three principal changes affecting the Fund, which the Trustees have approved and are recommending to shareholders for approval.

     First, RS Investments proposed that the Fund's investment strategies be revised to provide that the Fund will invest primarily in mid-cap companies. RS Investments currently considers a company to be a mid-cap company if the company has a market capitalization of at least $1.5 billion and at most 120% of the market capitalization of the largest company included in the Russell Midcap(R) Index on the date of the last reconstitution of that index - expected to be approximately $11.6 billion (based on the size of the largest company at the July 1, 2003 reconstitution).

     The Fund already invests a portion of its assets in mid-cap companies (42.7% at May 31, 2003), and RS Investments told the Trustees that it looks to increase that percentage in the future. RS Investments believes that, by investing primarily in mid-cap companies, the Fund will provide existing and potential investors a complementary investment vehicle to the RS Partners Fund, which pursues a similar valuation-oriented investment approach, but invests in smaller companies.

     Second, RS Investments recommended that the investment objective of the Fund be changed from "MAXIMUM long-term growth" to "long-term growth." The change would bring the Fund's investment objective in line with the RS Partners Fund's objective and would, in RS Investments' view, be appropriate in light of the Value Group's investment style.

     Third, RS Investments recommended that the description of the Fund's investment strategies be revised to reflect the Value Group's general focus on securities of U.S. companies. The reference in the Fund's principal investment strategies to "worldwide" investments would be replaced with language similar to that which currently appears in the RS Partners Fund's principal investment strategies and would

                                       2
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provide: "The Fund invests most of its assets in securities of U.S. companies, but also typically invests a portion of its assets in foreign securities."

     If the proposed changes are approved, the Trustees intend to change the name of the Fund to "RS Contrarian Value Fund," to reflect the Fund's enhanced value orientation.

     The Fund's prospectus contains information comparing the past investment performance of the Fund to that of a broad-based securities index, currently the Morgan Stanley Capital International All Country World Free Index. If the proposed changes are approved, it is expected that the Fund's performance will instead be compared to that of the Russell Midcap(R) Value Index. The Russell Midcap(R) Value Index measures the performance of those companies in the Russell Midcap(R) Index with lower price-to-book ratios and lower forecasted growth values. The Russell Midcap(R) Index is an unmanaged market-capitalization-weighted index that measures the performance of the 800 smallest companies in the Russell 1000(R) Index (which consists of the 1,000 largest U.S. companies based on total market capitalization). The largest company and the smallest company in the Russell Midcap(R) Value Index are expected to have approximate market capitalizations of $9.7 billion and $1.2 billion, respectively, at the July 1, 2003 reconstitution.

     A draft description of the Fund's investment objective and strategies reflecting the proposed changes, and related principal risks, is attached to this proxy statement as Appendix A. The Appendix is marked to show changes from the description of the Fund appearing in the Fund's current prospectus dated May 1, 2003. The description of the Fund's investment strategies as it ultimately appears in the Fund's prospectus may differ from the description approved by shareholders due to changes required or suggested by members of the SEC's staff. The Trustees may change the Fund's investment objective or strategies in the future without shareholder approval.

     RISKS. Most of the investment risks associated with an investment in the Fund will remain the same after the proposed changes are put into effect. They include equity securities risk, investment style risk, foreign securities risk, overweighting risk, liquidity risk, and portfolio turnover risk. Each of those risks is described in Appendix A.

     In addition, the Fund will be subject to the risk of substantial investment in mid-cap companies, which is described in Appendix A. To the extent the Fund increases the percentage of its assets invested in mid-cap companies, that risk will be increased.

     TRUSTEE RECOMMENDATION. THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED CHANGES TO THE INVESTMENT OBJECTIVE AND STRATEGIES OF THE FUND.

     REQUIRED VOTE. Approval of the proposed changes will require the vote of a majority of the Fund's outstanding voting securities, which means the vote of the lesser of (i) more than 50% of the outstanding voting securities of the Fund or (ii) 67% of the voting securities of the Fund present at the Meeting if holders of more than 50% of the Fund's outstanding voting securities are represented in person or by proxy at the Meeting.

                 II. PROPOSED CHANGES TO FUNDAMENTAL INVESTMENT
                            RESTRICTIONS OF THE FUND

     As described in the following proposals, the Board of Trustees recommends that shareholders approve the elimination of or revisions to certain fundamental investment restrictions of the Fund. The purpose of these proposed changes is to increase the Fund's investment flexibility and reduce administrative and compliance burdens by: (1) eliminating restrictive policies that various state securities authorities formerly imposed on certain types of mutual funds, (2) simplifying and modernizing those investment restrictions that are still required under applicable law, and (3) bringing the Fund's investment restrictions more closely in line with the investment restrictions of other series of the Trust (the "RS Funds"). It is not

                                       3
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anticipated that any of the proposed changes will substantially affect the way the Fund is currently managed.

     BACKGROUND. The Investment Company Act of 1940, as amended (the "1940 Act"), requires a registered investment company like the Fund to have "fundamental" investment restrictions governing certain of its investment practices. Investment companies may also voluntarily designate restrictions relating to other investment practices as fundamental. "Fundamental" investment restrictions can be changed only by a shareholder vote. The Fund is currently subject to certain fundamental investment restrictions adopted in the past in response to regulatory, business, or industry requirements and conditions that in many cases no longer prevail. For example, the National Securities Markets Improvement Act of 1996 eliminated many restrictions previously required under state law by preempting state securities ("Blue Sky") regulation for many investment companies.

     The proposed elimination of and revisions to certain of the fundamental investment restrictions of the Fund are discussed below. By eliminating those fundamental investment restrictions that are not required and revising those fundamental investment restrictions that are required, the Trustees believe that RS Investments will be better able to manage the Fund's portfolio in a changing regulatory or investment environment. In addition, the process of monitoring the Fund's compliance with its investment restrictions will be simplified because the Fund's investment restrictions will be brought more closely in line with those of other RS Funds. A description of the Fund's current fundamental investment restrictions and the Fund's proposed fundamental investment restrictions is attached to this proxy statement as Appendix B.

PROPOSAL: CHANGES TO FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

     2(a). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO INVESTMENTS IN COMMODITIES. If this proposal is approved, the fundamental investment restriction of the Fund relating to investments in commodities will be revised. The investment restriction relating to investments in commodities will be replaced with the following fundamental restriction:

     The Fund may not:

     Purchase or sell commodities or commodity contracts, except that the Fund may purchase or sell financial futures contracts, options on financial futures contracts, and futures contracts, forward contracts, and options with respect to foreign currencies, and may enter into swap transactions or other financial transactions, and except in connection with otherwise permissible options, futures, and commodity activities as described elsewhere in the Fund's Prospectus or the Statement [of Additional Information] at the time.

     DISCUSSION. The current investment restriction is similar to the restriction being proposed. The 1940 Act requires an investment company to provide a recital of the policy of the investment company as to, among other things, the purchase and sale of commodities. Both the current and proposed restrictions provide the Fund substantial flexibility to engage in financial futures contracts and other futures contracts. Under the revised restriction, the Fund will continue to be able to engage in a variety of transactions involving the use of financial futures and options and foreign currencies, as well as various other financial transactions which do not involve physical commodities. The Fund has no current intention of altering its investment strategies related to such activities.

     The current restriction also limits the Fund's ability to purchase and sell interests in oil, gas, or other mineral leases or other mineral exploration or development programs. That language is no longer required by applicable law and would be deleted, though the Fund has no current intention of purchasing or selling such interests. Investments in oil, gas, and other mineral leases, rights or royalty contracts, and in securities which derive their value in part from such instruments, entail certain risks, including price volatility, risks of political and social disturbances, and foreign risks such as the existence of multinational cartels and competition.

                                       4
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     2(b). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO INVESTMENTS IN REAL
ESTATE. If this proposal is approved, the fundamental investment restriction of the Fund relating to investments in real estate will be revised. The investment restriction relating to investments in real estate will be replaced with the following fundamental restriction:

     The Fund may not:

     Purchase or sell real estate or interests in real estate, including real estate mortgage loans, although it may purchase and sell securities which are secured by real estate and securities of companies, including limited partnership interests, that invest or deal in real estate and it may purchase interests in real estate investment trusts. (For purposes of this restriction, investments by the Fund in mortgage-backed securities and other securities representing interests in mortgage pools shall not constitute the purchase or sale of real estate or interests in real estate or real estate mortgage loans).

     DISCUSSION. The 1940 Act requires an investment company to recite its policy as to the purchase and sale of real estate. The revised investment restriction is intended to bring the language of the Fund's policy concerning real estate in line with that of other RS Funds. It also makes clear that the Fund may invest in mortgage-backed securities and pools, though the Fund has no current intention to invest any substantial part of its assets in such securities or pools.

     2(c). ELIMINATE THE FUNDAMENTAL RESTRICTION RELATING TO SHORT SALES AND PURCHASING SECURITIES ON MARGIN. If this proposal is approved, the fundamental investment restriction of the Fund relating to short sales and purchasing securities on margin will be eliminated.

     DISCUSSION. The Fund currently has a fundamental investment restriction relating to its making short sales or purchasing securities on margin. This restriction had been adopted in response to requirements imposed under state Blue Sky laws. Eliminating this restriction will enhance investment flexibility and could in the future assist the Fund in achieving its investment objective. The Fund does not, however, currently intend to engage in short sales or to purchase securities on margin.

     In a typical short sale, the Fund borrows from a broker a security that it anticipates will decline in value in order to sell the security to a third party. The Fund is then obligated to return a security of the same issue and quantity at some future date, and it realizes a loss to the extent that the security increases in value or a profit to the extent the security declines in value (after taking into account any associated costs). If the Fund engages in short sales, it may have to pay a premium to borrow the securities and must pay to the lender any dividends or interest paid on the securities while they are borrowed. The amount of the Fund's potential loss on a short sale is theoretically unlimited.

     Short sales "against the box" are those where the Fund owns or has the right to acquire at no added cost a security identical to that sold short. Short sales "against the box" may protect the Fund against the risk of losses in the value of a portfolio security because any decline in value of the security should be wholly or partially offset by a corresponding gain in the short position. However, any potential gains in such security would be wholly or partially offset by a corresponding loss in the short position.

     Elimination of this policy would permit the Fund to purchase securities on margin. Purchases on margin are a type of borrowing, and will be restricted by applicable law and the Fund's fundamental investment restriction related to borrowings (see Proposal 2(h)).

     2(d). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO INVESTMENTS IN ONE ISSUER. If this proposal is approved, the fundamental investment restriction of the Fund relating to investments in one issuer will be revised. The investment restriction relating to investments in one issuer will be replaced with the following fundamental restriction (in italics):

     The Fund may not:

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     (i) AS TO 75% OF THE FUND'S TOTAL ASSETS, PURCHASE ANY SECURITY (OTHER THAN
     U.S. GOVERNMENT SECURITIES), IF AS A RESULT MORE THAN 5% OF THE FUND'S
     TOTAL ASSETS (TAKEN AT CURRENT VALUE) WOULD THEN BE INVESTED IN SECURITIES OF A SINGLE ISSUER, or (ii) purchase any security if as a result 25% or more of the Fund's total assets (taken at current value) would be invested in a single industry.

     DISCUSSION. The 1940 Act places certain limits on the amount of an investment company's assets that may be invested in securities of a single issuer. Under the 1940 Act, the Fund, as a diversified investment company, generally may not, with respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government securities). The remaining 25% of the Fund's total assets is not subject to this restriction. This revised investment restriction is intended to clarify and bring the language of the Fund's policy as to diversification in line with that of other RS Funds. The restriction will also be combined with the restriction as to the Fund's concentration of investments in one industry (see Proposal 2(e)), as is the case for other RS Funds.

     2(e). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO CONCENTRATION OF INVESTMENTS IN ONE INDUSTRY. If this proposal is approved, the fundamental investment restriction of the Fund relating to concentration of investments in one industry will be revised. The investment restriction relating to concentration of investments in one industry will be replaced with the following fundamental restriction (in italics):

     The Fund may not:

     (i) As to 75% of the Fund's total assets purchase any security (other than U.S. Government securities), if as a result more than 5% of the Fund's total assets (taken at current value) would then be invested in securities of a single issuer, or (II) PURCHASE ANY SECURITY IF AS A RESULT 25% OR MORE OF THE FUND'S TOTAL ASSETS (TAKEN AT CURRENT VALUE) WOULD BE INVESTED IN A SINGLE INDUSTRY.

     DISCUSSION. The 1940 Act limits an investment company's ability to concentrate its investments in securities of issuers in any particular industry. The staff of the Securities and Exchange Commission takes the position that a mutual fund "concentrates" its investments in a particular industry if, in general, 25% or more of the fund's assets are invested in the securities of issuers in such industry. This revised investment restriction is intended to bring the language of the Fund's policies as to concentration in line with that of other RS Funds. The restriction will also be combined with the restriction limiting the portion of the Fund's assets invested in a single issuer (see Proposal 2(d)), as is the case for most of the other RS Funds.

     2(f). ELIMINATE THE FUNDAMENTAL RESTRICTION RELATING TO PLEDGING ASSETS. If this proposal is approved, the existing fundamental investment restriction of the Fund relating to pledging assets will be eliminated.

     DISCUSSION. The Fund currently has a fundamental investment restriction prohibiting it from mortgaging, hypothecating, or pledging its assets. This restriction was adopted in response to requirements in state Blue Sky laws. The elimination of this restriction is being proposed because the restriction is not required by any applicable law, and in order to bring the Fund's fundamental investment restrictions in line with those of other RS Funds. The Fund does not expect to change its current practices as to the pledging of assets.

     Pledging assets entails certain risks. For example, the Fund could encounter costs or delays in recovering the amounts pledged or, in the event of the insolvency of the pledgee, the Fund might be unable to recover the pledged assets from the pledgee.

     2(g). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO MAKING LOANS. If this proposal is approved, the fundamental investment restriction of the Fund relating to making loans will be revised. The investment restriction relating to making loans will be replaced with the following fundamental restriction:

     The Fund may not:

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     Make loans, except by purchase of debt obligations or other financial instruments in which the Fund may invest consistent with its investment policies, by entering into repurchase agreements, or through the lending of its portfolio securities.

     DISCUSSION. This revised investment restriction is intended to bring the language of the Fund's policy as to making loans in line with that of other RS Funds. The revised restriction, like the Fund's current restriction, permits the Fund to lend securities.

     When it lends its portfolio securities, the Fund has the potential to increase its current income while retaining the securities' potential for capital growth. Such loans are at all times secured by cash or other collateral. Such a loan involves some risk to the Fund if the other party should default on its obligation to return the securities or to make related payments. If the other party should become insolvent, it is possible that the Fund may encounter a delay in recovery of or even a loss of rights in the collateral.

     2(h). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO BORROWINGS. If this proposal is approved, the fundamental investment restriction of the Fund relating to borrowings will be revised. The investment restriction relating to borrowings will be replaced with the following fundamental restriction:

     The Fund may not:

     Borrow money, except to the extent permitted by applicable law from time to time.

     DISCUSSION. This revised investment restriction is intended to simplify the language of the Fund's policy concerning borrowing and to permit the Fund to take full advantage of all investment flexibility permitted under applicable law. Because the Fund's current fundamental investment restriction allows the Fund to borrow in an amount not in excess of one-third of the value of the Fund's total assets, the proposed restriction would not currently cause any changes to the Fund's allowed level of borrowing because the 1940 Act generally permits mutual funds to borrow from banks an amount equal to one-third of their assets, including the amount borrowed. (Under the current restriction, the value of the Fund's assets is for this purpose considered to be the "lesser of acquisition cost or current market value;" under the revised restriction, the Fund's assets would be valued using their current values). The Fund currently borrows money typically to fund substantial shareholder redemptions or exchange requests or for the clearance of transactions when available cash is not sufficient for these needs.

     This proposal, if adopted, would also allow the Fund to borrow money to invest in additional securities (as does the current restriction). This practice, known as "leverage," increases the Fund's market exposure and its risk. When the Fund has borrowed money for leverage and its investments increase or decrease in value, the Fund's net asset value will normally increase or decrease more than if it had not borrowed money. The interest the Fund must pay on borrowed money will reduce the amount of any potential gains or increase any losses. The extent to which the Fund will borrow money, and the amount it may borrow, depend on market conditions and interest rates. Successful use of leverage depends on RS Investments' ability to predict market movements correctly. The Fund does not currently intend to borrow money for leverage.

     2(i). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO UNDERWRITING OF SECURITIES. If this proposal is approved, the fundamental investment restriction of the Fund relating to underwriting of securities will be revised. The investment restriction relating to underwriting of securities will be replaced with the following fundamental restriction:

     The Fund may not:

     Act as underwriter of securities of other issuers except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

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     DISCUSSION. The federal securities laws regulate an investment company's ability to act as an underwriter of securities issued by others. This investment restriction is intended to state clearly and simply that the limits set forth in those laws will apply to the Fund. This revised investment restriction also is intended to bring the language of the Fund's policy as to underwriting in line with that of other RS Funds. It is not currently expected that the proposed change would result in any change in the Fund's investment strategy.

     2(j). REVISE THE FUNDAMENTAL RESTRICTION RELATING TO ISSUANCE OF SENIOR SECURITIES. If this proposal is approved, the fundamental investment restriction of the Fund relating to issuance of senior securities will be revised. The investment restriction relating to issuance of senior securities will be replaced with the following fundamental restriction:

     The Fund may not:

     Issue any class of securities which is senior to the Fund's shares of beneficial interest, except to the extent the Fund is permitted to borrow money or otherwise to the extent consistent with applicable law.

     DISCUSSION. This revised investment restriction is intended to simplify the language of the Fund's policy concerning senior securities, and to permit the Fund to take full advantage of all investment flexibility permitted under applicable law, subject to the Fund's investment restriction relating to borrowings (see Proposal 2(h)). It is not currently expected that the proposed change would result in any change in the Fund's investment strategy.

     TRUSTEE RECOMMENDATION. THE TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE TO APPROVE THE PROPOSED ELIMINATION OF OR CHANGES TO THE FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND.

     REQUIRED VOTE. Approval of each proposed elimination of or change to the Fund's fundamental investment policies will require, with respect to each of the fundamental investment policies, the vote of a majority of the Fund's outstanding voting securities, which means the vote of the lesser of (i) more than 50% of the outstanding voting securities of the Fund or (ii) 67% of the voting securities of the Fund present at the Meeting if holders of more than 50% of the Fund's outstanding voting securities are represented in person or by proxy at the Meeting.


                           III. ADDITIONAL INFORMATION


     OWNERSHIP OF SHARES. As of the Record Date, the number of outstanding shares of the Fund was 7,807,764. As of the Record Date, Trustees and Officers of the Trust, as a group, owned less than 1% of the Fund's outstanding shares. To the Trust's knowledge, no persons owned beneficially more than 5% of the outstanding shares of the Fund as of the Record Date.

     CERTAIN SERVICE PROVIDERS. RS Investments, located at 388 Market Street, San Francisco, California 94111, acts as investment advisor to the Fund. PFPC, Inc., located at 400 Bellevue Parkway, Wilmington, Delaware 19809 provides administrative and accounting services to the Fund. PFPC Distributors, Inc., located at 3200 Horizon Drive, King of Prussia, Pennsylvania 19406 is the Fund's distributor.

     SOLICITATION OF PROXIES. The costs of solicitation of proxies will be borne by the Fund. Solicitation of proxies by personal interview, mail, telephone, and telegraph may be made by officers and Trustees of the Trust (who will receive no compensation therefor in addition to their regular salaries). In addition, the firm of D.F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a cost which is not expected to exceed $45,787, although actual costs may be substantially higher.

     The Trust may also arrange to have voting instructions recorded by telephone. These telephonic voting procedures are designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. The Trust has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the Meeting. The Trust is unaware of any such challenge at this time. Shareholders would be called at the phone number the Trust (or a shareholder's financial institution) has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the Meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

     QUORUM. The Agreement and Declaration of Trust provides that forty percent (40%) of the shares entitled to vote on a matter shall constitute a quorum for the transaction of business on that matter at a meeting. However, approval of the proposed changes to the investment objective and strategies of the Fund and the fundamental investment restrictions of the Fund will require the presence of a greater percentage of the Fund's shares at the Meeting in person or by proxy.

     ADJOURNMENT. In the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting with respect to those proposals for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to those proposals. In addition, if, in the judgment of the persons named as proxies, it is advisable to defer action on one or more proposals, but not all proposals, the persons named as proxies may propose one or more adjournments of the Meeting with respect to those proposals for a reasonable time in order to defer action on such proposals as they deem advisable. Any such adjournments will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the Meeting to be adjourned, as required by the Trust's Agreement and Declaration of Trust and By-laws. The persons named as proxies will vote in favor of such adjournment with respect to a proposal those proxies which they are entitled to vote in favor of the proposal. They will vote against any such adjournment those proxies which they have been instructed to vote against such proposal, and they will vote to abstain any such proxies which they are required to abstain from voting on such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund. Any proposals for which sufficient favorable votes have been received by the time of the Meeting may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other proposal.

     TABULATION OF VOTES. Votes cast by proxy or in person at the Meeting will be counted by one or more persons appointed by the Trust to act as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count shares represented by proxies that withhold authority to vote or that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of negative votes on the proposals to approve the proposed changes to the investment objective and strategies and the fundamental investment restrictions of the Fund.

     OTHER BUSINESS. The Board of Trustees knows of no other business to be brought before the Meeting. However, if any other matters properly come before the Meeting, it is the Trustees' intention that proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

     DATE FOR RECEIPT OF SHAREHOLDERS' PROPOSALS FOR SUBSEQUENT MEETINGS OF SHAREHOLDERS. The Trust's Agreement and Declaration of Trust does not provide for annual meetings of shareholders, and the Trust does not currently intend to hold such a meeting in 2003. Shareholder proposals for inclusion in the Trust's proxy statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to any such meeting.


June 23, 2003

                                                                      APPENDIX A

                             THE CONTRARIAN FUND(TM)
            INVESTMENT OBJECTIVE AND PRINCIPAL INVESTMENT STRATEGIES

            PROPOSED CHANGES TO INVESTMENT OBJECTIVE AND STRATEGIES
                           OF THE CONTRARIAN FUND(TM)

RS CONTRARIAN VALUE FUND

INVESTMENT OBJECTIVE Long-term growth.

PRINCIPAL INVESTMENT STRATEGIES The Fund invests primarily in equity securities of mid-cap companies that RS Investments believes are undervalued. RS Investments currently considers a company to be a mid-cap company if it has a market capitalization of at least $1.5 billion and at most 120% of the market capitalization of the largest company included in the Russell Midcap(R) Index on the date of the last reconstitution of that index (expected to be approximately $11.6 billion, based on the size of the largest company as of the reconstitution on July 1, 2003). The Fund invests most of its assets in securities of U.S. companies, but typically also invests a portion of its assets in foreign securities.

In evaluating investments for the Fund, RS Investments employs a value methodology, combining Graham & Dodd balance sheet analysis and cash flow analysis (such as the Holt/Value Search cash-flow model). RS Investments performs substantial fundamental analysis to identify companies that it believes are undervalued -- including, for example, companies that have not yet been discovered or have not yet become popular, unpopular companies with growth potential due to changed circumstances, companies that have declined in value and no longer command an investor following, and previously popular companies temporarily out of favor due to short-term factors.

In determining whether to buy or sell investments for the Fund, RS Investments will:

     -    Perform fundamental research focusing on business analysis;

     -    Observe how management allocates capital;

     - Strive to understand the unit economics of the business of the company;

     -    Study the cash flow rate of return on capital employed;

     -    Discern the sources and uses of cash;

     -    Consider how management is compensated;

     -    Ask how the stock market is pricing the entire company.

PRINCIPAL INVESTMENTS The Fund invests principally in equity securities.

PRINCIPAL RISKS It is possible to lose money on an investment in the Fund. Among the principal risks of investing in the Fund, which could adversely affect its net asset value and total return, are:

     - EQUITY SECURITIES RISK The           - MID-SIZE COMPANIES RISK
       value of a company's equity            Mid-size companies may be
       securities may decline in              subject to a number of risks
       response to factors affecting          not associated with larger,
       that particular company or             more established companies,
       equity markets generally.              potentially making their stock
                                              prices more volatile and
                                              increasing the risk of loss.

     - INVESTMENT STYLE RISK Because        - FOREIGN SECURITIES RISK Foreign
       the Fund invests principally in        securities are subject to
       value style stocks, the Fund's         political, regulatory,
       performance may at times be            economic, and exchange-rate
       worse than the performance of          risks not present in domestic
       other mutual funds that have           investments.
       different investment styles.
                                            - PORTFOLIO TURNOVER RISK
     - OVERWEIGHTING RISK                     Frequent purchases and sales of
       Overweighting investments in           the Fund's portfolio securities
       certain sectors or industries          involve expenses to the Fund
       increases the risk of loss to          and may result in realization
       the Fund, due to general               of taxable capital gains.
       declines in the prices of
       stocks in those sectors or
       industries.

     - LIQUIDITY RISK Resale
       restrictions or lack of a ready
       market may limit the Fund's
       ability to sell a security at
       an advantageous time or price.

Please see "Summary of Principal Risks" in the Prospectus for a description of these and other risks of investing in the Fund.

                               ******************

The Trust's prospectus will contain additional information concerning each of the principal risks summarized above. That information is currently expected to read substantially as follows:

EQUITY SECURITIES RISK The market price of equity securities owned by the Fund may go up or down, sometimes rapidly or unpredictably, due to factors affecting equity securities markets generally. The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, and reduced demand for the issuer's goods or services. The values of equity securities may also decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, or adverse investor sentiment generally.

INVESTMENT STYLE RISK Different types of stocks tend to shift into and out of favor with investors depending on changes in market and economic conditions. Because the Fund invests principally in value style stocks, the Fund's performance may at times be worse than the performance of other mutual funds that invest more broadly or that have different investment styles.

MID-SIZE COMPANIES RISK Mid-size companies may offer greater opportunities for capital appreciation than larger companies, but they tend to be more vulnerable to adverse developments than larger companies and investments in such companies may involve certain special risks. Such companies may have limited product lines, markets, or financial resources and may be dependent on a limited management group. In addition, such companies may have been recently organized and have little or no track record of success. Also, RS Investments may not have had an opportunity to evaluate such newer companies' performance in adverse or fluctuating market conditions. Such securities may trade less frequently and in smaller volume than more widely held securities. The values of these securities may fluctuate more sharply than those of other securities, and the Fund may experience some difficulty in establishing or closing out positions in these securities at prevailing market prices. There may be less publicly available information about the issuers of these securities or less market interest in such securities than in the case of larger companies, and it may take a longer period of time for the prices of such securities to reflect the full value of their issuers' underlying earnings potential or assets.

Some securities of mid-size issuers may be restricted as to resale or may otherwise be highly illiquid. The ability of the Fund to dispose of such securities may be greatly limited, and the Fund may have to continue to hold such securities during periods when RS Investments would otherwise have sold the security. It is possible that RS Investments or its affiliates or clients may hold securities issued by the same issuers and may, in some cases, have acquired the securities at different times, on more favorable terms, or at more favorable prices than the Fund.

PORTFOLIO TURNOVER RISK The length of time the Fund has held a particular security is not generally a consideration in investment decisions. The investment policies of the Fund may lead to frequent changes in the Fund's investments, particularly in periods of volatile market movements. A change in the securities held by the Fund is known as "portfolio turnover." Portfolio turnover generally involves some expense to the Fund, including brokerage commissions and other transaction costs on the sale of securities and reinvestment in other securities. Such sales may result in realization of taxable capital gains including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates.

OVERWEIGHTING RISK Overweighting investments in certain sectors or industries increases the risk that the Fund will suffer a loss because of general declines in the prices of stocks in those sectors or industries. Price declines may result from factors that affect a particular sector or industries within a sector, such as labor shortages or increased production costs, competitive conditions, or negative investor perceptions.

FOREIGN SECURITIES RISK Investments in foreign securities entail risks not present in domestic investments. Because foreign securities are normally denominated and traded in foreign currencies, the value of the Fund's assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, foreign withholding taxes, and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign company than about a U.S. company, and foreign companies are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign companies are less liquid and at times more volatile than securities of comparable U.S. companies. Foreign brokerage commissions and other fees are also generally higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, political or financial instability, and diplomatic developments that could affect the value of the Fund's investments in certain foreign countries. The Fund may buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments. Except as otherwise provided in this Prospectus, there is no limit on the amount of the Fund's assets that may be invested in foreign securities.

LIQUIDITY RISK Liquidity risk exists when particular investments cannot be disposed of quickly in the normal course of business, possibly preventing the Fund from selling such securities at an advantageous time or price. Some securities held by the Fund may be restricted as to resale, and there is often no ready market for such securities.

            COMPARISON BETWEEN CURRENT INVESTMENT OBJECTIVE AND
    PRINCIPAL INVESTMENT STRATEGIES AND PROPOSED INVESTMENT OBJECTIVE AND
         PRINCIPAL INVESTMENT STRATEGIES OF THE CONTRARIAN FUND(TM)

[Graphic marked to show changes in the Fund's Investment Objective, Principal Investment Strategies, Principal Investments, and Principal Risks from those that appear in the Fund's May 2003 Prospectus.]

                                                                      APPENDIX B

                             THE CONTRARIAN FUND(TM)
                       FUNDAMENTAL INVESTMENT RESTRICTIONS


         CURRENT RESTRICTIONS                      PROPOSED RESTRICTIONS

The Fund may not:                         The Fund may not:

(a) Purchase or sell commodities or       REPLACE WITH THE FOLLOWING FUNDAMENTAL
commodity contracts, or interests in      RESTRICTION: Purchase or sell
oil, gas, or other mineral leases, or     commodities or commodity contracts,
other mineral exploration or              except that the Fund may purchase or
development programs, although it may     sell financial futures contracts,
invest in companies that engage in        options on financial futures
such businesses to the extent             contracts, and futures contracts,
otherwise permitted by [the] Fund's       forward contracts, and options with
investment policies and restrictions      respect to foreign currencies, and may
and by applicable law, except as          enter into swap transactions or other
required in connection with otherwise     financial transactions, and except in
permissible options, futures and          connection with otherwise permissible
commodity activities as described         options, futures, and commodity
elsewhere in the [Fund's] Prospectus      activities as described elsewhere in
and this Statement [of Additional         the Fund's Prospectus or the Statement
Information].                             [of Additional Information] at the
                                          time.

(b) Purchase or sell real estate,         REPLACE WITH THE FOLLOWING FUNDAMENTAL
although it may invest in securities      RESTRICTION: Purchase or sell real
secured by real estate or real estate     estate or interests in real estate,
interests, or issued by companies,        including real estate mortgage loans,
including real estate investment          although it may purchase and sell
trusts, that invest in real estate or     securities which are secured by real
real estate interests.                    estate and securities of companies,
                                          including limited partnership
                                          interests, that invest or deal in real
                                          estate and it may purchase interests
                                          in real estate investment trusts. (For
                                          purposes of this restriction,
                                          investments by the Fund in
                                          mortgage-backed securities and other
                                          securities representing interests in
                                          mortgage pools shall not constitute
                                          the purchase or sale of real estate or
                                          interests in real estate or real
                                          estate mortgage loans).


(c) Make short sales or purchases on      ELIMINATE.
margin, although it may obtain
short-term credit necessary for the
clearance of purchases and sales of
its portfolio securities and except as
required in connection with
permissible options, futures, short
selling and leverage activities as
described elsewhere in the [Fund's]
Prospectus and this Statement [of
Additional Information].

(d) With respect to 75% of its total      ELIMINATE FUNDAMENTAL RESTRICTIONS
assets, invest in the securities of       (d) AND (e). REPLACE BOTH WITH THE
any one issuer (other than the U.S.       FOLLOWING SINGLE FUNDAMENTAL
Government and its agencies and           RESTRICTION: (i) As to 75% of the
instrumentalities), if immediately        Fund's total assets, purchase any
after and as a result of such             security (other than U.S. Government
investment more than 5% of the total      securities), if as a result more than
assets of the Fund would be invested      5% of the Fund's total assets (taken
in such issuer (the remaining 25% of      at current value) would then be
its total assets may be invested          invested in securities of a single
without restriction except to the         issuer, or
extent other investment restrictions
may be applicable).

(e) Invest more than 25% of the value     (ii) purchase any security if as a
of the Fund's total assets in the         result 25% or more of the Fund's total
securities of companies engaged in any    assets (taken at current value) would
one industry (except securities issued    be invested in a single industry.
by the U.S. Government, its agencies,
and instrumentalities).

(f) Mortgage, hypothecate, or pledge      ELIMINATE.
any of its assets as security for any
of its obligations, except as required
for otherwise permissible borrowings
(including reverse repurchase
agreements), short sales, financial
options and other hedging activities.

(g) Make loans of the Fund's assets,      REPLACE WITH THE FOLLOWING FUNDAMENTAL
including loans of securities             RESTRICTION: Make loans, except by
(although it may, subject to the other    purchase of debt obligations or other
restrictions or policies stated           financial instruments in which the
herein, purchase debt securities or       Fund may invest consistent with its
enter into repurchase agreements with     investment policies, by entering into
banks or other institutions to the        repurchase agreements, or through the
extent a repurchase agreement is          lending of its portfolio securities.
deemed to be a loan), except that [the
Fund] may lend up to one-third of its
total assets to other parties.

(h) Borrow money, except from banks       REPLACE WITH THE FOLLOWING FUNDAMENTAL
for temporary or emergency purposes or    RESTRICTION: Borrow money, except to
in connection with otherwise              the extent permitted by applicable law
permissible leverage activities, and      from time to time.
then only in an amount not in excess
of one-third of the value of the
[Fund's] total assets (in any case as
determined at the lesser of
acquisition cost or current market
value and excluding collateralized
reverse repurchase agreements).

(i) Underwrite securities of any other    REPLACE WITH THE FOLLOWING FUNDAMENTAL
company, although it may invest in        RESTRICTION: Act as underwriter of
companies that engage in such             securities of other issuers except to
businesses if it does so in accordance    the extent that, in connection with
with policies established by the          the disposition of portfolio
Trust's Board of Trustees (the Board's    securities, it may be deemed to be an
current policy permits a Fund to          underwriter under certain federal
invest in companies that directly or      securities laws.
through subsidiaries execute portfolio
transactions for a Fund or have
entered into selling agreements with
the Distributor to sell Fund shares,
to the extent permitted by applicable
law), and except to the extent that
the Fund may be considered an
underwriter within the meaning of the
Securities Act of 1933, as amended, in
the disposition of restricted
securities.

(j) Issue senior securities, as           REPLACE WITH THE FOLLOWING FUNDAMENTAL
defined in the 1940 Act, except that      RESTRICTION: Issue any class of
this restriction shall not be deemed      securities which is senior to the
to prohibit the Fund from making any      Fund's shares of beneficial interest,
otherwise permissible borrowings,         except to the extent the Fund is
mortgages or pledges, or entering into    permitted to borrow money or otherwise
permissible reverse repurchase            to the extent consistent with
agreements, and options and futures       applicable law.
transactions.

PROXY TABULATOR
P.O. Box 9132
Hingham, MA 02043-9132




                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
                               RS INVESTMENT TRUST
                             THE CONTRARIAN FUND(TM)
                        PROXY FOR MEETING OF SHAREHOLDERS
                                  July 15, 2003

     The undersigned hereby appoints G. Randall Hecht, Steven Cohen, and Marianne Clark, and each of them with full power of substitution to each, to serve as proxies at the Meeting of Shareholders of The Contrarian Fund(TM) on July 15, 2003, at 8:30 a.m. (Pacific Time), and at any adjournments thereof, all of the shares of The Contrarian Fund(TM) which the undersigned would be entitled to vote if personally present.


-------------------------------------------------        --------------
Signature (SIGN IN THE BOX)                              Date


NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. PLEASE DO NOT USE FINE POINT PENS. /X/

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 2(j).

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 2(j).

PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX AT RIGHT.

VOTE ON PROPOSALS                                                         FOR        AGAINST       ABSTAIN
---------------------------------------------------------------------- ----------- ------------- ------------
1.    Proposed changes to the investment objective and strategies of      |_|          |_|           |_|
      the Fund.
---------------------------------------------------------------------- ----------- ------------- ------------
2(a). Revise the fundamental restriction relating to investments          |_|          |_|           |_|
      in commodities.
---------------------------------------------------------------------- ----------- ------------- ------------
2(b). Revise the fundamental restriction relating to investments in
      real estate.                                                        |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(c). Eliminate the fundamental restriction relating to short sales
      and purchasing securities on margin.                                |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(d). Revise the fundamental restriction relating to investments in
      one issuer.                                                         |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(e). Revise the fundamental restriction relating to concentration
      of investments in one industry.                                     |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------


2(f). Eliminate the fundamental restriction relating to pledging
      assets.                                                             |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(g). Revise the fundamental restriction relating to making loans.        |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(h). Revise the fundamental restriction relating to borrowings.          |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(i). Revise the fundamental restriction relating to underwriting of
      securities.                                                         |_|          |_|           |_|
---------------------------------------------------------------------- ----------- ------------- ------------
2(j). Revise the fundamental restriction relating to issuance of          |_|          |_|           |_|
      senior securities.
---------------------------------------------------------------------- ----------- ------------- ------------

                        PLEASE SIGN AND DATE ON THE REVERSE SIDE.

VOTING ON THE INTERNET

- Read the Proxy Statement and have this card at hand
- Log on to www.proxyweb.com
- Enter the control number shown to the left and follow the on-screen instructions
- Do not return this paper ballot

VOTING BY PHONE

- Read the Proxy Statement and have this card at hand
- Call toll-free 1-800-690-6903
- Enter the control number shown to the left and follow the recorded instructions
- Do not return this paper ballot